Exhibit 10.22
AMENDMENT NO. 1
TO
SUBORDINATED CREDIT AGREEMENT
     AMENDMENT NO. 1 TO SUBORDINATED CREDIT AGREEMENT, dated as of November 26, 2007 (this “Amendment”), among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), and WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company (“Wells Acquisition”; Wells Timberland and Wells Acquisition each a “Borrower” and collectively, the “Borrowers”), the various other Loan Parties (such capitalized term and all other capitalized terms not defined herein shall have the meanings provided for in Article I) that are parties hereto, the various financial institutions parties hereto (collectively, the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Subordinated Credit Agreement, dated as of October 9, 2007 (the “Existing Credit Agreement”), and, along with the other Loan Parties, as applicable, the other Loan Documents; and
     WHEREAS, the Borrowers have requested that, as of the Effective Date, the Existing Credit Agreement be amended as herein provided; and
     WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;
     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings:
     “Administrative Agent” is defined in the preamble.
     “Amendment” is defined in the preamble.
     “Amended Credit Agreement” means the Existing Credit Agreement as amended by this Amendment as of the Effective Date.
     “Borrower” is defined in the preamble.

     “Effective Date” is defined in Section 5.1.
     “Existing Credit Agreement” is defined in the first recital.
     “Lenders” is defined in the preamble.
     SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.
ARTICLE II
AMENDMENTS
     Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is amended as follows:
     SECTION 2.1. Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is amended as follows:
     (a) adding the following new definitions in the appropriate alphabetical order:
     ““Amendment No. 1 to Subordinated Credit Agreement” means Amendment No. 1 to Subordinated Credit Agreement, dated as of November 26, 2007, among the parties to this Amendment.”
     ““Working Capital Sub-Account” is defined in Section 1.1 of the Senior Credit Agreement.”; and
     (b) amending and restating in the entirety the definition “Interest Expense” as follows:
     ‘“Interest Expense” means, for any period, the aggregate interest expense of Wells Timberland in respect of the Senior Loans for such period, as determined in accordance with GAAP, including, without duplication, the portion of any capitalized lease liabilities of such Persons allocable to interest expense, all commissions, discounts and other fees charged with respect to the amortization of debt discounts and the net costs under Rate Protection Agreements, in each case paid or payable during such period.”
     SECTION 2.2. Amendments to Section 7.2.6. Section 7.2.6 of the Existing Credit Agreement is amended as follows:
     (a) Sub-clause (E) is amended and restated in the entirety as follows:
     “(E) Wells Partnership may make dividends, distributions and other payments to Wells REIT, in each case from the amounts available therefore pursuant to clauses (a)(ii), (a)(ix)and (a)(x) of Section 9.3 and clauses (a)(ii), (a)(vii), and (a)(viii) of Section 9.3 of the Senior Credit Agreement if such amounts are promptly applied to the payment of the relevant obligations specified in such Sections., and”; and

     (b) by replacing “and” before sub-clause (E) with a comma and adding at the end thereof the following:
     “(F) Wells REIT may redeem from any of its individual shareholders, within two years of his death or disability (as defined from time to time in the United States Social Security Act of 1965, U.S.C. Sections 601-687), all or any part of his Equity Interests in Wells REIT and (G) if all Loans have been paid in full in cash, Wells REIT may redeem from any of its shareholders all or any part of his or its Equity Interests in Wells REIT, provided that the Equity Interests of Wells REIT redeemed in any calendar year pursuant to this sub-clause (G) shall not, in the aggregate, exceed 5% of the weighted average number of Equity Interests of Wells REIT outstanding during the prior calendar year.”
     SECTION 2.3. Amendments to Section 9.3; Omnibus Section Reference Change. Section 9.3 of the Existing Credit Agreement is amended as follows:
     (a) adding “(a)” immediately prior to the first word of the text in such Section;
     (b) adding new sub-clauses (v) and (vii) as follows:
          “(v) to pay Wells REIT an amount equal to the cost to it of redeeming from any of its individual shareholders, within two years of his death or disability (as defined in clause (a)(F) of Section 7.2.6) all or any part of his Equity Interests in Wells REIT;” and
          “(vii) to pay Wells REIT an amount equal to the cost to it of redeeming from any of its shareholders all or any part of his or its Equity Interests in Wells REIT (other than for the death or disability of a stockholder as described in sub-clause (v)), provided that the Equity Interests of Wells REIT redeemed in any calendar year pursuant to this sub-clause (vii) shall not, in the aggregate, exceed 5% of the weighted average number of Equity Interests of Wells REIT outstanding during the prior calendar year;”;
     (c) renumbering the existing sub-clause (v) to read (vi) and existing sub-clauses (vi) - (viii) to read (viii) – (x), respectively. All references in the Amended Credit Agreement to such sub-clauses being renumbered shall refer to such sub-clauses as so renumbered; and
     (d) amending and restating the new sub-clause (x) as follows:
          “(x) to fund (A) the acquisition of assets by the Borrowers pursuant to clause (d) of Section 7.2.8, or (B) dividends, distributions or other payments as specified by Wells REIT.”
     SECTION 2.4. Amendments to Section 9.3(b). Clause (b) of Section 9.3 of the Existing Credit Agreement is amended and restated in the entirety as follows:
     “(b) To the extent funds constituting Collateral Disposition Proceeds, Collateral Insurance Proceeds or LTC Lease Disposition Proceeds are on deposit in the Revenue Account, the Administrative Agent shall apply 100% of the same, first, to make mandatory prepayments on the outstanding principal amount of the Senior Loans pursuant to clause (b) of Section 3.1.2 of the Senior Credit Agreement; provided, however, that if no Default or Event of Default has occurred and is continuing under either the Senior Credit Agreement or this Agreement the Borrowers may, with respect to any Collateral Disposition Proceeds received in respect of any Collateral sold, leased, transferred or otherwise disposed of, fund the Working Capital Sub-Account in an amount with respect thereto equal to the excess, if any, provided for in clause (b) of the definition “Collateral Disposition Proceeds” over the amount with respect thereto provided for in clause (a) of the definition “Collateral Disposition Proceeds”; and second, following the Discharge of the Senior Obligations to the mandatory prepayments of the outstanding principal of the Loans pursuant to clause (d) of Section 3.1.2, including, without limitation, the Exit Fee.”
     SECTION 2.5. Amendment to Section 11.1(b). Sub-clause (v) of Section 11.1(b) of the Existing Credit Agreement is amended and restated in the entirety as follows:
     “(v) alter Section 2.1 or 2.3 or 9.3;”.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Lenders to make the amendments provided for in Article II, the Borrowers hereby jointly and severally (a) represent and warrant that (i) each of the representations and warranties of the Loan Parties contained in the Subordinated Credit Agreement and in the other Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing and (b) agrees that the incorrectness in any material respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default.
ARTICLE IV
ACKNOWLEDGMENT OF OTHER LOAN PARTIES
     By executing this Amendment, each of the Loan Parties (other than the Borrowers) hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Subordinated Credit Agreement shall refer to the Subordinated Credit Agreement after giving effect to this Amendment.
ARTICLE V
CONDITIONS TO EFFECTIVENESS; EXPIRATION
     SECTION 5.1. Effective Date. This Amendment shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Section have been satisfied.

     SECTION 5.1.1 Execution of Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower, each of the other Loan Parties, the Administrative Agent and all the Lenders.
     SECTION 5.1.2 Senior Credit Agreement Amendment. The parties to the Senior Credit Agreement shall have entered into a satisfactory amendment thereto that gives effect to the relevant terms hereof.
     SECTION 5.1.3 Representations and Warranties. The representations and warranties made by the Borrowers pursuant to Article III as of the Effective Date shall be true and correct.
     SECTION 5.2. Expiration. If the Effective Date has not occurred on or prior to November ___, 2007, the agreements of the parties contained in this Amendment shall, unless otherwise agreed by all the Lenders terminate immediately on such date and without further action.
ARTICLE VI
MISCELLANEOUS
     SECTION 6.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
     SECTION 6.2. Loan Document Pursuant to Amended Credit Agreement. This Amendment is a Loan Document executed pursuant to the Amended Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.
     SECTION 6.3. Limitation of Amendments. The amendments set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrower or any other Loan Party which would require the consent of any of the Lenders under the Existing Credit Agreement or any other Loan Document.
     SECTION 6.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     SECTION 6.5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 6.6. Further Assurances. The Borrower shall execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the

Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Amendment.
     SECTION 6.7. Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of legal counsel of the Administrative Agent) that are incurred in connection with the execution and delivery of this Amendment and the other agreements and documents entered into in connection herewith.
     SECTION 6.8. GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AMENDMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWER:

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:	/s/ Jess E. Jarratt

Name: Jess E. Jarratt Title: President

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:	/s/ Jess E. Jarratt

Name: Jess E. Jarratt Title: President

OTHER LOAN PARTIES:

WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company

BY:	Forest Resource Consultants, Inc., a Georgia
corporation, Manager

By:	/s/ David Foil

Name: David Foil
Title: President

WELLS TIMBERLAND REIT, INC.

By:	/s/ Randall D. Fretz

Name: Randall D. Fretz
Title: Senior Vice President

WELLS TIMBERLAND TRS, INC.

By:	/s/ Randall D. Fretz

Name: Randall D. Fretz
Title: Senior Vice President

WELLS REAL ESTATE FUNDS, INC., a Georgia corporation

By:	/s/ Randall D. Fretz

Name:	Randall D. Fretz

Title:	Vice President

ADMINISTRATIVE AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION as Administrative Agent

By:	/s/ John D. Hart

Name: John D. Hart Title: Director

LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ John D. Hart

Name: John D. Hart
Title: Director